Global. Connected. Sustainable.

Earnings Press Release
and Supplemental Information

4Q 22

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. Shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Fourth Quarter 2022

Financial Supplement
Corporate Information	Fourth Quarter 2022

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of December 31, 2022, the company’s 316 data centers, including 59 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 38.2 million square feet, excluding approximately 9.2 million square feet of space under active development and 3.4 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX  78735
Telephone: (737) 281-0101
Website: https://www.digitalrealty.com/

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Corey J. Dyer

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

BMO
	Bank of America		BMO Capital	BNP Paribas		Cowen &
Argus Research	Merrill Lynch	Barclays	Markets	Exane	Citigroup	Company
Marie Ferguson	David Barden	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Michael Elias
(212) 425-7500	(646) 855-1320	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(646) 562-1358

Credit Suisse	Deutsche Bank	Edward Jones	Evercore ISI	Green Street Advisors	J.P. Morgan	Jefferies
Sami Badri	Matthew Niknam	Kyle Sanders	Irvin Liu	David Guarino	Richard Choe	Jonathan Petersen
(212) 538-1727	(212) 250-4711	(314) 515-0198	(415) 800-0183	(949) 640-8780	(212) 662-6708	(212) 284-1705

MoffettNathanson	Morgan Stanley	Morningstar	Raymond James	RBC Capital Markets	Stifel	TD Securities
Nick Del Deo	Simon Flannery	Matthew Dolgin	Frank Louthan	Jonathan Atkin	Erik Rasmussen	Jonathan Kelcher
(212) 519-0025	(212) 761-6432	(312) 696-6783	(404) 442-5867	(415) 633-8589	(212) 271-3461	(416) 307-9931

Truist Securities	UBS	Wells Fargo	William Blair	Wolfe Research
Anthony Hau	John Hodulik	Eric Luebchow	James Breen	Andrew Rosivach
(212) 303-4176	(212) 713-4226	(312) 630-2386	(617) 235-7513	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Fourth Quarter 2022

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21
High price	$114.86	$138.09	$153.50	$177.15	$178.22
Low price	$85.76	$96.08	$124.00	$130.10	$139.31
Closing price, end of quarter	$100.27	$99.18	$129.83	$141.80	$176.87
Average daily trading volume	2,168,114	1,608,999	1,580,520	1,661,700	1,242,203
Indicated dividend per common share (1)	$4.88	$4.88	$4.88	$4.88	$4.64
Closing annual dividend yield, end of quarter	4.9%	4.9%	3.8%	3.4%	2.6%
Shares and units outstanding, end of quarter (2)	297,436,891	293,803,727	291,033,400	290,956,547	290,346,784
Closing market value of shares and units outstanding (3)	$29,823,997	$29,139,454	$37,784,866	$41,257,638	$51,353,636

(1)	On an annualized basis.
(2)	As of December 31, 2022, the total number of shares and units includes 291,148,222 shares of common stock, 4,375,444 common units held by third parties and 1,913,225 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Fourth Quarter 2022

Shares and Units at End of Quarter	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21
Common shares outstanding	291,148,222	287,509,059	284,733,922	284,666,082	284,415,013
Common units outstanding	6,288,669	6,294,668	6,299,478	6,290,465	5,931,771
Total Shares and Partnership Units	297,436,891	293,803,727	291,033,400	290,956,547	290,346,784

Enterprise Value
Market value of common equity (1)	$29,823,997	$29,139,454	$37,784,866	$41,257,638	$51,353,636
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	16,596,803	15,758,509	14,294,307	14,388,215	13,448,210
Total Enterprise Value	$47,175,800	$45,652,963	$52,834,174	$56,400,853	$65,556,846
Total debt / total enterprise value	35.2%	34.5%	27.1%	25.5%	20.5%
Debt-plus-preferred-to-total-enterprise-value	36.8%	36.2%	28.5%	26.8%	21.7%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$33,035,069	$31,046,413	$29,408,055	$29,444,273	$28,780,211
Total Assets	41,484,998	39,215,217	35,956,057	36,680,546	36,369,560
Total Liabilities	21,862,853	20,230,276	18,284,791	18,429,107	17,845,778

Selected Operating Data
Total operating revenues	$1,233,108	$1,192,082	$1,139,321	$1,127,323	$1,111,168
Total operating expenses	1,112,127	1,034,701	968,950	986,087	979,671
Interest expense	86,882	76,502	69,023	66,725	71,762
Net income	763	238,791	63,862	76,911	1,090,397
Net (loss) / income available to common stockholders	(6,093)	226,894	53,245	63,101	1,057,629

Financial Ratios
EBITDA (2)	$493,244	$711,676	$515,642	$576,337	$1,512,560
Adjusted EBITDA (3)	638,969	619,786	610,994	602,994	583,712
Net Debt to Adjusted EBITDA (4)	6.9x	6.7x	6.2x	6.3x	6.1x
Interest expense	86,882	76,502	69,023	66,725	71,762
Fixed charges (5)	121,644	103,987	93,335	91,657	97,271
Interest coverage ratio (6)	5.3x	6.1x	6.6x	6.1x	6.0x
Fixed charge coverage ratio (7)	4.9x	5.5x	6.0x	5.5x	5.4x

Profitability Measures
Net (loss) / income per common share - basic	($0.02)	$0.79	$0.19	$0.22	$3.73
Net (loss) / income per common share - diluted	($0.02)	$0.75	$0.19	$0.22	$3.71
Funds from operations (FFO) / diluted share and unit (8)	$1.45	$1.55	$1.55	$1.60	$1.54
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.65	$1.67	$1.72	$1.67	$1.67
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.29	$1.50	$1.63	$1.59	$1.41
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.16
Diluted FFO payout ratio (8) (10)	83.9%	79.0%	78.7%	76.3%	75.3%
Diluted Core FFO payout ratio (8) (11)	73.9%	73.2%	71.1%	73.2%	69.4%
Diluted AFFO payout ratio (9) (12)	94.8%	81.5%	75.0%	76.7%	82.1%

Portfolio Statistics
Buildings (13)	329	316	309	303	300
Data Centers (13)	316	304	297	291	287
Cross-connects (13)(14)	211,000	188,000	185,000	181,500	178,000
Net rentable square feet, excluding development space (13)	38,156	36,699	36,803	35,787	35,631
Occupancy at end of quarter (15)	84.7%	84.7%	83.9%	83.3%	83.6%
Occupied square footage (13)	32,327	31,077	30,866	29,801	29,775
Space under active development (16)	9,245	8,878	8,289	8,087	7,230
Space held for development (17)	3,351	2,896	2,661	2,646	2,682
Weighted average remaining lease term (years) (18)	4.7	4.7	4.8	4.8	4.7
Same-capital occupancy at end of quarter (15) (19)	84.2%	83.4%	82.9%	82.8%	83.5%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Fourth Quarter 2022

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 32. For a reconciliation of net income available to common stockholders to EBITDA, see page 31.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 32. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 31.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents (including joint venture share of cash), divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 32. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 32. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 25). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 28). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2020 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2021-2022, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Fourth Quarter 2022

Digital Realty Reports Fourth Quarter 2022 Results

Austin, TX — February 16, 2023 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the fourth quarter of 2022. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net (loss) / income available to common stockholders of ($0.02) per share in 4Q22, compared to $3.71 in 4Q21
◾	Reported FFO per share of $1.45 in 4Q22, compared to $1.54 in 4Q21
◾	Reported Core FFO per share of $1.65 in 4Q22, compared to $1.67 in 4Q21
◾	Reported Constant-Currency Core FFO per share of $1.71 in 4Q22 and $6.91 per share for the twelve months ended December 31, 2022
◾	Signed total bookings during 4Q22 that are expected to generate $117 million of annualized GAAP rental revenue, including a $14 million contribution from interconnection
◾	Introduced 2023 Core FFO per share outlook of $6.65 - $6.75

Financial Results

Digital Realty reported revenues for the fourth quarter of 2022 of $1.2 billion, a 3% increase from the previous quarter and a 11% increase from the same quarter last year.

The company delivered fourth quarter of 2022 net income of $1 million, and net (loss) / income available to common stockholders of ($6) million, or ($0.02) per diluted share, compared to $0.75 per diluted share in the previous quarter and $3.71 per diluted share in the same quarter last year.

Digital Realty generated fourth quarter of 2022 Adjusted EBITDA of $639 million, a 3% increase from the previous quarter and a 9% increase over the same quarter last year.

The company reported fourth quarter of 2022 funds from operations (FFO) of $440 million, or $1.45 per share, compared to $1.55 per share in the previous quarter and $1.54 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered fourth quarter of 2022 Core FFO per share of $1.65, compared to $1.67 per share in the previous quarter, and $1.67 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.71 for the fourth quarter of 2022 and $6.91 per share for the twelve-month period ended December 31, 2022.

Leasing Activity

In the fourth quarter, Digital Realty signed total bookings that are expected to generate $117 million of annualized GAAP rental revenue, including a $14 million contribution from interconnection.

“Our fourth quarter results demonstrate the strengthening value proposition of PlatformDIGITAL and the growing momentum in our core business,” said Digital Realty President and Chief Executive Officer Andy Power.  “The Digital Realty team will continue to focus on delivering innovative and sustainable data center solutions while evolving to efficiently enable our customers to transform their businesses and succeed in the digital world.”

The weighted-average lag between new leases signed during the fourth quarter of 2022 and the contractual commencement date was fifteen months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $195 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the fourth quarter of 2022 rolled up 0.8% on a cash basis and up 1.1% on a GAAP basis.

Digital Realty Trust
Earnings Release	Fourth Quarter 2022

New leases signed during the fourth quarter of 2022 are summarized by region as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$10,437	39	$266	3.5	$251
> 1 MW	23,311	217	107	18.6	104
Other (1)	11	0	52	—	-
Total	$33,759	257	$132	22.1	$127

EMEA (2)
0-1 MW	$20,492	49	$415	6.5	$264
> 1 MW	24,291	224	109	16.4	123
Other (1)	304	12	25	—	-
Total	$45,087	285	$158	22.9	$163

Asia Pacific (2)
0-1 MW	$2,240	5	$409	0.4	$463
> 1 MW	22,455	114	197	14.0	134
Other (1)	93	2	55	—	-
Total	$24,788	121	$204	14.4	$143

All Regions (2)
0-1 MW	$33,169	94	$353	10.4	$267
> 1 MW	70,057	555	126	49.0	119
Other (1)	409	14	29	—	-
Total	$103,634	663	$156	59.4	$145

Interconnection	$13,564	N/A	N/A	N/A	N/A

Grand Total	$117,198	663	$156	59.4	$145

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended December 31, 2022.

Investment Activity

During the fourth quarter, Digital Realty closed on the sale of a 25% interest in a data center facility in Frankfurt, Germany to Digital Core REIT (SGX: DCRU) in a transaction that valued the facility at €558 million, or approximately $596 million (at 100% share). The transaction generated net proceeds to Digital Realty of €139.6 million, or approximately $150 million. Digital Core REIT has an option to acquire up to an 89.9% interest in the Frankfurt facility, subject to market conditions.

Also during the fourth quarter, Digital Realty acquired four sites totaling 65 acres that will support the future development of up to 84 megawatts of IT load for $55 million, or approximately $0.8 million per acre. Separately, Digital Realty entered into a ground lease with an option to purchase a 4.6-acre land parcel adjacent to its Dugny campus in Paris, France for a total expected investment of €34.3 million, or approximately $36.6 million.

Digital Realty Trust
Earnings Release	Fourth Quarter 2022

Balance Sheet

Digital Realty had approximately $16.6 billion of total debt outstanding as of December 31, 2022, comprised of $16.1 billion of unsecured debt and approximately $0.5 billion of secured debt and other. At the end of the fourth quarter of 2022, net debt-to-Adjusted EBITDA was 6.9x, debt-plus-preferred-to-total enterprise value was 36.8% and fixed charge coverage was 4.9x.

During the fourth quarter of 2022, Digital Realty completed the following financing transactions:

◾	In mid-November, completed physical settlement of the remaining $0.5 billion under our September 2021 forward equity sale agreements.
◾	In early December, closed an offering of $350 million of additional 5.550% notes due 2028.

Subsequent to quarter end, Digital Realty closed a $740 million two-year US dollar term loan with an initial maturity date of March 31, 2025 and a one-year extension option.

Digital Realty Trust
Earnings Release	Fourth Quarter 2022

2023 Outlook

Digital Realty introduced its 2023 Core FFO per share outlook of $6.65-$6.75 and provided its 2023 constant-currency Core FFO per share outlook of $6.65 - $6.75. The assumptions underlying the outlook are summarized in the following table.

As of
Top-Line and Cost Structure	February 16, 2023
Total revenue	$5.700 - $5.800 billion
Net non-cash rent adjustments (1)	($55 - $60 million)
Adjusted EBITDA	$2.675 - $2.725 billion
G&A	$425 - $435 million

Internal Growth
Rental rates on renewal leases
Cash basis	Greater than 3.0%
GAAP basis	Greater than 3.0%
Year-end portfolio occupancy	85.0% - 86.0%
"Same-capital" cash NOI growth (2)	3.0% - 4.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.25
U.S. Dollar / Euro	$1.00 - $1.05

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$1.5 - $2.5 billion
Cap rate	0.0% - 10.0%
Development
CapEx (3)	$2.3 - $2.5 billion
Average stabilized yields	9.0% - 15.0%
Enhancements and other non-recurring CapEx (4)	$15 - $20 million
Recurring CapEx + capitalized leasing costs (5)	$230 - $240 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.0 - $1.5 billion
Pricing	4.5% - 5.5%
Timing	First Half 2023

Net income per diluted share	$1.15 - $1.25
Real estate depreciation and (gain) / loss on sale	$5.25 - $5.25
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.50
Non-core expenses and revenue streams	$0.25 - $0.25
Core Funds From Operations / share	$6.65 - $6.75
Foreign currency translation adjustments	$0.00 - $0.00
Constant-Currency Core Funds From Operations / share	$6.65 - $6.75

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “same-capital” pool includes properties owned as of December 31, 2021 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2022-2023, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Includes land acquisitions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust
Earnings Release	Fourth Quarter 2022

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, and definitions of FFO and Core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items, such as debt issuances, that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 2:00 p.m. PT on February 16, 2023, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s fourth quarter 2022 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 6468514 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until March 16, 2023. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 6581304. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data “meeting place” and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 28 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

(737) 281-0101

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(737) 281-0101

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2022

	Three Months Ended					Twelve Months Ended
	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	31-Dec-22	31-Dec-21
Rental revenues	$834,374	$787,839	$767,313	$751,962	$763,117	$3,141,488	$3,059,682
Tenant reimbursements - Utilities	247,725	251,420	218,198	224,547	195,340	941,891	739,116
Tenant reimbursements - Other	46,045	49,419	52,688	51,511	58,528	199,663	235,783
Interconnection & other	97,286	95,486	93,338	93,530	89,850	379,641	360,459
Fee income	7,508	6,169	5,072	5,757	4,133	24,506	13,442
Other	168	1,749	2,713	15	200	4,645	19,401
Total Operating Revenues	$1,233,108	$1,192,082	$1,139,321	$1,127,323	$1,111,167	$4,691,834	$4,427,883

Utilities	$268,561	$271,844	$223,426	$241,239	$213,933	$1,005,070	$784,574
Rental property operating	222,430	205,886	198,076	194,354	205,250	820,746	785,931
Property taxes	42,032	39,860	47,213	46,526	42,673	175,631	190,388
Insurance	4,578	4,002	3,836	3,698	3,507	16,114	17,425
Depreciation & amortization	430,130	388,704	376,967	382,132	378,883	1,577,933	1,486,632
General & administration	104,451	95,792	101,991	96,435	103,705	398,669	393,311
Severance, equity acceleration, and legal expenses	15,980	1,655	3,786	2,077	1,003	23,498	7,343
Transaction and integration expenses	17,350	25,862	13,586	11,968	12,427	68,766	47,426
Impairment of investments in real estate	3,000	—	—	—	18,291	3,000	18,291
Other expenses	3,615	1,096	70	7,657	(1)	12,438	2,550
Total Operating Expenses	$1,112,127	$1,034,701	$968,950	$986,087	$979,669	$4,101,865	$3,733,874

Operating Income	$120,981	$157,381	$170,371	$141,236	$131,498	$589,969	$694,009

Equity in earnings (loss) of unconsolidated joint ventures	(28,112)	(12,254)	(34,088)	60,958	(7,714)	(13,496)	62,282
Gain / (loss) on sale of investments	(6)	173,990	—	2,770	1,047,011	176,754	1,380,796
Interest and other income (expense), net	(22,894)	15,752	13,008	3,051	(4,349)	8,918	(4,358)
Interest (expense)	(86,882)	(76,502)	(69,023)	(66,725)	(71,762)	(299,132)	(293,846)
Income tax benefit / (expense)	17,676	(19,576)	(16,406)	(13,244)	(3,961)	(31,551)	(72,799)
Loss from early extinguishment of debt	—	—	—	(51,135)	(325)	(51,135)	(18,672)
Net Income	$763	$238,791	$63,862	$76,911	$1,090,397	$380,327	$1,747,412

Net loss / (income) attributable to noncontrolling interests	3,326	(1,716)	(436)	(3,629)	(22,587)	(2,455)	(38,153)
Net (Loss) / Income Attributable to Digital Realty Trust, Inc.	$4,089	$237,075	$63,426	$73,282	$1,067,811	$377,872	$1,709,259

Preferred stock dividends, including undeclared dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(40,725)	(45,761)
Gain on / (Issuance costs associated with) redeemed preferred stock	—	—	—	—	—	—	18,000
Net (Loss) / Income Available to Common Stockholders	($6,093)	$226,894	$53,245	$63,101	$1,057,630	$337,147	$1,681,498

Weighted-average shares outstanding - basic	289,364,739	286,693,071	284,694,064	284,525,992	283,869,662	286,333,747	282,474,927
Weighted-average shares outstanding - diluted	301,712,082	296,414,726	285,109,903	285,025,099	284,868,184	297,919,336	283,221,968
Weighted-average fully diluted shares and units	307,546,353	302,257,518	290,944,163	290,662,421	290,893,110	303,708,327	289,912,489

Net (loss) / income per share - basic	($0.02)	$0.79	$0.19	$0.22	$3.73	$1.18	$5.95
Net (loss) / income per share - diluted	($0.02)	$0.75	$0.19	$0.22	$3.71	$1.13	$5.94

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2022

	Three Months Ended					Twelve Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	31-Dec-22	31-Dec-21

Net (Loss) / Income Available to Common Stockholders	($6,093)	$226,894	$53,245	$63,101	$1,057,630	$337,147	$1,681,498
Adjustments:
Non-controlling interest in operating partnership	(586)	5,400	1,500	1,600	23,100	7,914	39,100
Real estate related depreciation & amortization (1)	422,951	381,425	369,327	374,162	372,447	1,547,865	1,463,512
Depreciation related to non-controlling interests	(13,856)	(8,254)	-	-	-	(22,110)	-
Unconsolidated JV real estate related depreciation & amortization	33,927	30,831	29,022	29,320	24,146	123,099	85,800
(Gain) / loss on real estate transactions	572	(173,990)	(1,144)	(2,770)	(1,047,010)	(177,332)	(1,445,229)
Impairment of investments in real estate	3,000	-	-	-	18,291	3,000	18,291
Funds From Operations - diluted	$439,915	$462,306	$451,949	$465,412	$448,602	$1,819,583	$1,842,971

Weighted-average shares and units outstanding - basic	295,199	292,536	290,528	290,163	289,895	292,123	289,165
Weighted-average shares and units outstanding - diluted (2)(3)	307,546	302,258	290,944	290,662	290,893	303,708	289,912

Funds From Operations per share - basic	$1.49	$1.58	$1.56	$1.60	$1.55	$6.23	$6.37

Funds From Operations per share - diluted (2)(3)	$1.45	$1.55	$1.55	$1.60	$1.54	$6.03	$6.36

	Three Months Ended					Twelve Months Ended
Reconciliation of FFO to Core FFO	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	31-Dec-22	31-Dec-21

Funds From Operations - diluted	$439,915	$462,306	$451,949	$465,412	$448,602	$1,819,583	$1,842,971
Other non-core revenue adjustments	(3,786)	(1,818)	456	13,916	9,859	8,768	(19,388)
Transaction and integration expenses	17,350	25,862	13,586	11,968	12,427	68,766	47,426
Loss from early extinguishment of debt	-	-	-	51,135	325	51,135	18,672
(Gain on) / Issuance costs associated with redeemed preferred stock	-	-	-	-	-	-	(18,000)
Severance, equity acceleration, and legal expenses (4)	15,980	1,655	3,786	2,077	1,003	23,498	7,343
(Gain) / Loss on FX revaluation	14,564	(1,120)	29,539	(67,676)	14,308	(24,694)	30,505
Other non-core expense adjustments	3,615	1,046	70	7,657	(1)	12,388	(15,939)
Core Funds From Operations - diluted	$487,638	$487,931	$499,386	$484,490	$486,525	$1,959,444	$1,893,590

Weighted-average shares and units outstanding - diluted (2)(3)	295,519	292,830	290,944	290,662	290,893	292,528	289,912

Core Funds From Operations per share - diluted (3)	$1.65	$1.67	$1.72	$1.67	$1.67	$6.70	$6.53

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Twelve Months Ended
	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	31-Dec-22	31-Dec-21

Depreciation & amortization per income statement	$430,130	$388,704	$376,967	$382,132	$378,883	1,577,933	1,486,632
Non-real estate depreciation	(7,179)	(7,279)	(7,640)	(7,970)	(6,436)	(30,068)	(23,120)
Real Estate Related Depreciation & Amortization	$422,951	$381,425	$369,327	$374,162	$372,447	$1,547,865	1,463,512

(2)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the definitions section.
(3)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2022

	Three Months Ended					Twelve Months Ended
Reconciliation of Core FFO to AFFO	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	31-Dec-22	31-Dec-21

Core FFO available to common stockholders and unitholders	$487,638	$487,931	$499,386	$484,490	$486,525	$1,959,444	$1,893,590
Adjustments:
Non-real estate depreciation	7,179	7,279	7,640	7,970	6,436	30,068	23,120
Amortization of deferred financing costs	3,753	3,270	3,330	3,634	3,515	13,987	14,397
Amortization of debt discount/premium	1,276	1,146	1,193	1,214	1,107	4,829	4,545
Non-cash stock-based compensation expense	16,042	15,948	15,799	14,453	15,097	62,242	61,855
Straight-line rental revenue	(29,392)	(18,123)	(17,278)	(18,810)	(16,497)	(83,604)	(63,096)
Straight-line rental expense	(208)	2,679	(2,237)	4,168	5,753	4,401	27,499
Above- and below-market rent amortization	(762)	(465)	196	335	910	(696)	6,070
Deferred tax expense / (benefit)	(4,885)	(5,233)	(769)	(1,604)	(13,731)	(12,491)	19,394
Leasing compensation & internal lease commissions	9,578	9,866	9,411	13,261	9,564	42,117	42,826
Recurring capital expenditures (1)	(109,999)	(66,200)	(43,497)	(46,770)	(87,550)	(266,466)	(217,103)

AFFO available to common stockholders and unitholders (2)	$380,220	$438,097	$473,173	$462,341	$411,130	$1,753,831	$1,813,096

Weighted-average shares and units outstanding - basic	295,199	292,536	290,528	290,163	289,895	292,123	289,165
Weighted-average shares and units outstanding - diluted (3)	295,519	292,830	290,944	290,662	290,893	292,528	289,912

AFFO per share - diluted (3)	$1.29	$1.50	$1.63	$1.59	$1.41	$6.00	$6.25

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.16	$4.88	$4.64
						.
Diluted AFFO Payout Ratio	94.8%	81.5%	75.0%	76.7%	82.1%	81.4%	74.2%

	Three Months Ended					Twelve Months Ended
Share Count Detail	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	31-Dec-22	31-Dec-21

Weighted Average Common Stock and Units Outstanding	295,199	292,536	290,528	290,163	289,895	292,123	289,165
Add: Effect of dilutive securities	320	294	416	499	998	405	747
Weighted Avg. Common Stock and Units Outstanding - diluted	295,519	292,830	290,944	290,662	290,893	292,528	289,912

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2022

	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21
Assets
Investments in real estate:
Real estate	$26,136,057	$24,876,600	$24,065,933	$23,769,712	$23,625,451
Construction in progress	4,789,134	4,222,142	3,362,114	3,523,484	3,213,387
Land held for future development	118,452	34,713	37,460	107,003	133,683
Investments in real estate	$31,043,643	$29,133,455	$27,465,507	$27,400,199	$26,972,522
Accumulated depreciation and amortization	(7,268,981)	(6,826,918)	(6,665,118)	(6,467,233)	(6,210,281)
Net Investments in Properties	$23,774,662	$22,306,537	$20,800,389	$20,932,966	$20,762,241
Investment in unconsolidated joint ventures	1,991,426	1,912,958	1,942,549	2,044,074	1,807,689
Net Investments in Real Estate	$25,766,088	$24,219,495	$22,742,937	$22,977,040	$22,569,930

Cash and cash equivalents	$141,773	$176,969	$99,226	$157,964	$142,698
Accounts and other receivables (1)	969,292	861,117	797,208	774,579	671,721
Deferred rent	601,590	556,198	554,016	545,666	547,385
Customer relationship value, deferred leasing costs & other intangibles, net	3,092,627	3,035,861	2,521,390	2,640,795	2,735,486
Goodwill	9,208,497	8,728,105	7,545,107	7,802,440	7,937,440
Operating lease right-of-use assets	1,351,329	1,253,393	1,310,970	1,361,942	1,405,441
Other assets	353,802	384,079	385,202	420,119	359,459
Total Assets	$41,484,998	$39,215,217	$35,956,057	$36,680,546	$36,369,560

Liabilities and Equity
Global unsecured revolving credit facilities	$2,150,451	$2,255,139	$1,440,040	$943,325	$398,172
Unsecured term loans	797,449	729,976	—	—	—
Unsecured senior notes, net of discount	13,120,033	12,281,410	12,695,568	13,284,650	12,903,370
Secured debt and other, net of premiums	528,870	491,984	158,699	160,240	146,668
Operating lease liabilities	1,471,044	1,363,712	1,418,540	1,472,510	1,512,187
Accounts payable and other accrued liabilities	1,868,884	1,621,406	1,619,222	1,572,359	1,543,623
Deferred tax liabilities, net	1,192,752	1,145,097	611,582	649,112	666,451
Accrued dividends and distributions	363,716	—	—	—	338,729
Security deposits and prepaid rent	369,654	341,552	341,140	346,911	336,578
Total Liabilities	$21,862,853	$20,230,276	$18,284,791	$18,429,107	$17,845,778

Redeemable non-controlling interests - operating partnership	1,514,680	1,429,920	41,047	42,734	46,995

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (5)	2,887	2,851	2,824	2,824	2,824
Additional paid-in capital	22,142,868	21,528,384	21,091,364	21,069,391	21,075,863
Dividends in excess of earnings	(4,698,313)	(4,336,201)	(4,211,685)	(3,916,854)	(3,631,929)
Accumulated other comprehensive income (loss), net	(595,798)	(862,804)	(475,561)	(188,844)	(173,880)
Total Stockholders' Equity	$17,583,334	$17,063,920	$17,138,632	$17,698,207	$18,004,568

Noncontrolling Interests
Noncontrolling interest in operating partnership	$419,317	$421,484	$432,213	$444,029	$425,337
Noncontrolling interest in consolidated joint ventures	104,814	69,617	59,374	66,470	46,882

Total Noncontrolling Interests	$524,131	$491,101	$491,587	$510,499	$472,219

Total Equity	$18,107,465	$17,555,021	$17,630,219	$18,208,706	$18,476,787

Total Liabilities and Equity	$41,484,998	$39,215,217	$35,956,057	$36,680,546	$36,369,560

(1)	Net of allowance for doubtful accounts of $33,048 and $28,574 as of December 31, 2022 and December 31, 2021, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.
(5)	Common Stock: 291,148,222 and 284,415,013 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2022

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$979,383
Campus	1,486,457
Other (4)	150,812
Total Cash NOI, Annualized	$2,616,652
less: Partners' share of consolidated JVs	(49,574)
Acquisitions / dispositions / expirations	(89,435)
FY 2023 backlog cash NOI and 4Q22 carry-over (stabilized) (5)	186,229
Total Consolidated Cash NOI, Annualized	$2,663,872

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$172,524

Other Income
Development and Management Fees (net), Annualized	$30,034

Other Assets
Pre-stabilized inventory, at cost (7)	$302,002
Land held for development	118,452
Development CIP (8)	4,789,134
less: Investment associated with FY22 Backlog NOI	(926,218)
Cash and cash equivalents	141,773
Accounts and other receivables, net	969,292
Other assets	353,802
less: Partners' share of consolidated JV assets	(212,444)
Total Other Assets	$5,535,793

Liabilities
Global unsecured revolving credit facilities	$2,167,889
Unsecured term loans	802,875
Unsecured senior notes	13,220,960
Secured debt and other	532,130
Accounts payable and other accrued liabilities	1,868,884
Deferred tax liabilities, net	1,192,752
Accrued dividends and distributions	363,716
Security deposits and prepaid rents	369,654
Backlog NOI cost to complete (9)	645,898
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	906,210
less: Partners' share of consolidated JV liabilities	(382,675)
Total Liabilities	$22,443,293

Diluted Shares and Units Outstanding	297,757

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes Mitsubishi Corporation Digital Realty (MCDR) and Ascenty joint ventures.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 33.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 4Q22 Cash NOI of $2.6 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leasing expected to commence through December 31, 2023. Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint ventures.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 30.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint ventures.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint ventures.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Fourth Quarter 2022

	As of December 31, 2022
		Interest Rate
	Interest	Including
	Rate	Swaps	2023	2024	2025	2026	2027	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	3.216%	3.216%	—	—	—	—	$2,027,171	—	$2,027,171
Yen revolving credit facility	0.570%	0.570%	—	—	—	—	140,718	—	140,718
Deferred financing costs, net	—	—	—	—	—	—	—	—	(17,438)
Total Global Unsecured Revolving Credit Facilities	3.045%	3.045%	—	—	—	—	$2,167,889	—	$2,150,451

Unsecured Term Loans
Term Loan Facility	2.488%	2.488%	—	—	$401,438	—	$401,437	—	$802,875
Deferred financing costs, net	—	—	—	—	—	—	—	—	(5,426)
Total Unsecured Term Loan	2.488%	2.488%	—	—	$401,438	—	$401,437	—	$797,449

Senior Notes
₣100 million 0.600% Notes due 2023	0.600%	0.600%	$108,121	—	—	—	—	—	$108,121
€600 million 2.625% Notes due 2024	2.625%	2.625%	—	$642,300	—	—	—	—	642,300
£250 million 2.750% Notes due 2024	2.750%	2.750%	—	302,075	—	—	—	—	302,075
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	—	$483,320	—	—	—	483,320
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	—	695,825	—	—	—	695,825
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	—	$1,150,788	—	—	1,150,788
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	—	297,331	—	—	297,331
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	—	—	$162,181	—	162,181
$1.00 billion 3.700% Notes due 2027 (2)	3.700%	2.485%	—	—	—	—	1,000,000	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	—	$535,250	535,250
$900 million 5.550% Notes due 2028 (2)	5.550%	3.008%	—	—	—	—	—	900,000	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	291,925	291,925
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	422,905	422,905
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	802,875	802,875
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	664,565	664,565
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	535,250	535,250
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,070,500	1,070,500
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	802,875	802,875
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	802,875	802,875
Unamortized discounts	—	—	—	—	—	—	—	—	(37,280)
Deferred financing costs	—	—	—	—	—	—	—	—	(63,648)
Total Senior Notes	2.436%	2.239%	$108,121	$944,375	$1,179,145	$1,448,119	$1,162,181	$8,379,020	$13,120,033

Secured Debt
ICN10 Facilities	5.500%	3.431%	—	—	—	—	—	$13,408	$13,408
Westin	3.290%	3.290%	—	—	—	—	$135,000	—	135,000
Teraco	9.508%	8.572%	—	—	—	$30,643	61,286	214,502	306,431
Deferred financing costs	—	—	—	—	—	—	—	—	(3,260)
Total Secured Debt	7.544%	6.853%	—	—	—	$30,643	$196,286	$227,910	$451,579

Other Debt
Digital Jubilee	4.421%	4.421%	$3,081	—	—	—	—	—	$3,081
Icolo loan	11.650%	11.650%	—	—	—	$7,822	—	—	7,822
Total Other Debt	9.607%	9.607%	$3,081	—	—	$7,822	—	—	$10,903

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	8.505%	8.505%	$8,217	$12,913	—	$49,304	—	—	$70,434
Unamortized discounts	—	—	—	—	—	—	—	—	(4,046)
Total Redeemable Preferred Shares	8.505%	8.505%	$8,217	$12,913	—	$49,304	—	—	$66,388

Total unhedged variable rate debt	—	—	$11,298	$12,913	$401,438	$79,947	$2,630,612	$70,633	$3,206,841
Total fixed rate / hedged variable rate debt	—	—	108,121	944,375	1,179,145	1,455,941	1,297,181	8,536,297	13,521,059
Total Debt	2.687%	2.512%	$119,419	$957,288	$1,580,583	$1,535,888	$3,927,792	$8,606,930	$16,727,900

Weighted Average Interest Rate			1.243%	2.744%	2.207%	2.415%	2.884%	2.303%	2.512%

Summary

Weighted Average Term to Initial Maturity									5.2 Years

Weighted Average Maturity (assuming exercise of extension options)									5.3 Years

Global Unsecured Revolving Credit Facilities Detail As of December 31, 2022

	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$3,948,913	$1,683,327	$2,167,889

(1)	Assumes all extensions will be exercised.
(2)	Subject to cross-currency swaps.
(3)	Net of letters of credit issued of $97.7 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2022

	As of December 31, 2022

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	47%	43%	Less than 60% (5)	42%
Secured debt / total assets (6)	Less than 40%	1%	1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	192%	213%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.50x	4.9x	4.9x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	5.8x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	45%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.50x	7.3x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(3)	Ratios for the 0.60% notes due 2023, 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032 and 1.375% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2022

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Twelve Months Ended
	31-Dec-22	31-Dec-21	% Change	30-Sep-22	% Change	31-Dec-22	31-Dec-21	% Change
Rental revenues	$589,988	$591,974	(0.3%)	$569,598	3.6%	$2,306,203	$2,403,899	(4.1%)
Tenant reimbursements - Utilities	167,663	149,034	12.5%	172,942	(3.1%)	658,920	595,650	10.6%
Tenant reimbursements - Other	38,415	44,649	(14.0%)	40,805	(5.9%)	167,313	183,238	(8.7%)
Interconnection & other	78,247	76,176	2.7%	78,691	(0.6%)	314,859	309,917	1.6%
Total Revenue	$874,313	$861,833	1.4%	$862,036	1.4%	$3,447,294	$3,492,704	(1.3%)

Utilities	$188,832	$165,048	14.4%	$199,520	(5.4%)	$737,997	$658,624	12.1%
Rental property operating	162,164	153,319	5.8%	149,556	8.4%	600,421	603,789	(0.6%)
Property taxes	31,338	32,774	(4.4%)	27,932	12.2%	132,718	147,094	(9.8%)
Insurance	3,883	2,389	62.6%	3,337	16.4%	13,782	11,625	18.6%
Total Expenses	$386,216	$353,530	9.2%	$380,345	1.5%	$1,484,918	$1,421,132	4.5%

Net Operating Income (2)	$488,096	$508,304	(4.0%)	$481,691	1.3%	$1,962,376	$2,071,572	(5.3%)
Less:
Stabilized straight-line rent	$11,383	($1,771)	(742.9%)	($1,164)	(1077.9%)	($6,981)	($11,656)	(40.1%)
Above- and below-market rent	1,733	291	494.7%	1,431	21.0%	4,646	(1,797)	(358.6%)
Cash Net Operating Income (3)	$474,981	$509,783	(6.8%)	$481,424	(1.3%)	$1,964,711	$2,085,024	(5.8%)

Stabilized Portfolio occupancy at period end (4)	84.2%	83.5%	0.7%	83.4%	0.8%	84.2%	83.5%	0.7%

(1)	Represents buildings owned as of December 31, 2020 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2021-2022, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 33.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 33.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended December 31, 2022	Fourth Quarter 2022

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	4Q22	LTM	4Q22	LTM	4Q22	LTM	4Q22	LTM

Annualized GAAP Rent	$33,169	$134,391	$70,057	$371,845	$409	$18,268	$103,634	$524,503

Kilowatt leased	10,354	45,955	49,047	287,909	—	—	59,401	333,863
NRSF	94,042	487,399	555,157	2,883,959	13,869	365,886	663,068	3,737,245

Weighted Average Lease Term (years)	3.4	3.7	10.4	8.7	0.5	8.5	9.2	8.0

Initial stabilized cash rent per Kilowatt	$267	$243	$114	$104	—	—	$141	$123
GAAP rent per Kilowatt	$267	$244	$119	$108	—	—	$145	$126
Leasing cost per Kilowatt	$20	$15	$8	$31	—	—	$10	$29

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$271	$246	$123	$110	—	—	$149	$129
Rental concessions by Kilowatt	$4	$3	$4	$3	—	—	$4	$3
Estimated operating expense by Kilowatt	$78	$78	$29	$20	—	—	$38	$28

Net rent per Kilowatt	$189	$165	$90	$87	—	—	$107	$98

Tenant improvements by Kilowatt	—	—	—	—	—	—	—	—
Leasing commissions by Kilowatt	$8	$16	$1	$1	—	—	$2	$3

Net effective rent per Kilowatt	$180	$149	$89	$86	—	—	$105	$95

Initial stabilized cash rent per NRSF	$353	$275	$121	$125	$29	$46	$152	$150
GAAP rent per NRSF	$353	$276	$126	$129	$29	$50	$156	$140
Leasing cost per NRSF	$27	$18	$9	$37	$1	$14	$11	$32

Net Effective Economics by NRSF (4)

Base rent by NRSF	$358	$279	$130	$132	$29	$50	$161	$156
Rental concessions by NRSF	$6	$3	$4	$3	—	—	$4	$3
Estimated operating expense by NRSF	$104	$88	$31	$24	$1	$2	$41	$30

Net rent per NRSF	$249	$187	$95	$105	$28	$48	$115	$123

Tenant improvements by NRSF	—	—	—	—	—	—	—	—
Leasing commissions by NRSF	$11	$19	$1	$1	$6	$2	$2	$6

Net effective rent per NRSF	$238	$169	$94	$104	$22	$46	$112	$117

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended December 31, 2022	Fourth Quarter 2022

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	4Q22	LTM	4Q22	LTM	4Q22	LTM	4Q22	LTM

Leases renewed (Kilowatt)	27,804	127,458	49,407	103,188	—	—	77,211	230,645
Leases renewed (NRSF)	382,743	1,713,581	565,105	1,204,254	84,615	811,334	1,032,462	3,729,168
Leasing cost per Kilowatt	—	—	7	17	—	—	4	8
Leasing cost per NRSF	—	—	7	18	—	14	4	9

Weighted Term (years)	1.5	1.7	5.3	4.6	3.7	10.6	3.8	4.6

Cash Rent

Expiring cash rent per Kilowatt	$333	$307	$142	$152	—	—	$211	$237
Renewed cash rent per Kilowatt	$347	$317	$137	$147	—	—	$212	$241

% Change Cash Rent Per Kilowatt	4.1%	3.4%	(3.6%)	(3.3%)	—	—	0.8%	1.5%

Expiring cash rent per NRSF	$291	$274	$149	$156	$29	$43	$191	$186
Renewed cash rent per NRSF	$302	$283	$143	$151	$29	$46	$193	$189

% Change Cash Rent Per NRSF	4.1%	3.4%	(3.6%)	(3.3%)	2.4%	6.4%	0.8%	1.8%

GAAP Rent

Expiring GAAP rent per Kilowatt	$328	$305	$137	$144	—	—	$206	$233
Renewed GAAP rent per Kilowatt	$342	$316	$132	$144	—	—	$208	$239

% Change GAAP Rent Per Kilowatt	4.4%	3.6%	(3.5%)	0.5%	—	—	1.0%	2.7%

Expiring GAAP rent per NRSF	$286	$272	$143	$148	$28	$38	$187	$181
Renewed GAAP rent per NRSF	$298	$282	$138	$148	$30	$46	$189	$187

% Change GAAP Rent Per NRSF	4.4%	3.6%	(3.5%)	0.5%	8.0%	19.7%	1.1%	3.5%

Retention ratio (5)	82.9%	95.6%	94.9%	93.9%	96.2%	91.2%	90.2%	76.9%

Churn (6)	1.5%	7.1%	0.4%	6.6%	0.1%	2.0%	0.8%	6.5%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentble square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars (except per square foot data) and Square Feet in Thousands	Fourth Quarter 2022

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	2,061	—	—	—	—	—	—	—	—
Month to Month (3)	199	$51,360	1.6%	$258	$260	$51,713	13,255	$323	$325
2023	2,276	630,027	19.3%	277	277	629,675	162,354	323	323
2024	812	157,352	4.8%	194	196	159,544	56,268	233	236
2025	644	127,575	3.9%	198	204	131,680	41,949	253	262
2026	288	56,907	1.7%	198	205	58,919	21,831	217	225
2027	373	58,992	1.8%	158	168	62,917	26,519	185	198
2028	144	14,669	0.4%	102	113	16,344	6,929	176	197
2029	65	8,191	0.3%	127	139	8,996	4,380	156	171
2030	44	10,955	0.3%	247	249	11,048	3,317	275	278
2031	53	9,176	0.3%	172	184	9,864	2,681	285	307
2032	51	5,101	0.2%	99	104	5,358	1,650	258	271
Thereafter	197	1,836	0.1%	9	9	1,846	509	301	302

Total / Wtd. Avg.	7,210	$1,132,142	34.7%	$220	$223	$1,147,907	$341,641	$276	$280

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,801	—	—	—	—	—	—	—	—
Month to Month (3)	111	$15,569	0.5%	$140	$140	$15,569	8,643	$150	$150
2023	1,740	236,394	7.2%	136	136	236,683	148,521	133	133
2024	1,374	205,131	6.3%	149	153	210,266	124,056	138	141
2025	1,906	262,680	8.1%	138	144	274,763	172,763	127	133
2026	1,816	242,308	7.4%	133	142	258,596	169,332	119	127
2027	1,793	236,553	7.3%	132	144	258,922	172,062	115	125
2028	762	89,709	2.8%	118	128	97,445	73,013	102	111
2029	934	115,460	3.5%	124	139	129,572	115,159	84	94
2030	671	95,264	2.9%	142	153	102,835	65,262	122	131
2031	1,016	117,871	3.6%	116	131	133,445	101,421	97	110
2032	741	89,003	2.7%	120	142	104,890	81,125	91	108
Thereafter	1,421	154,296	4.7%	109	129	182,940	135,740	95	112

Total / Wtd. Avg.	16,086	$1,860,237	57.0%	$130	$140	$2,005,925	1,367,096	$113	$122

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,416	—	—	—	—	—	—	—	—
Month to Month (3)	56	$1,725	0.1%	$31	$31	$1,733	—	—	—
2023	1,107	27,931	0.9%	25	25	27,922	—	—	—
2024	395	18,321	0.6%	46	48	18,865	—	—	—
2025	896	38,403	1.2%	43	45	39,978	—	—	—
2026	801	25,483	0.8%	32	36	28,651	—	—	—
2027	321	14,050	0.4%	44	49	15,714	—	—	—
2028	223	11,817	0.4%	53	61	13,544	—	—	—
2029	627	26,169	0.8%	42	49	30,854	—	—	—
2030	599	24,342	0.7%	41	49	29,281	—	—	—
2031	62	2,046	0.1%	33	40	2,502	—	—	—
2032	109	6,147	0.2%	57	66	7,148	—	—	—
Thereafter	2,997	72,859	2.2%	24	32	95,173	—	—	—

Total / Wtd. Avg.	9,609	$269,294	8.3%	$33	$38	$311,364	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,278	—	—	—	—	—	—	—	—
Month to Month (3)	366	$68,654	2.1%	$187	$188	$69,016	—	—	—
2023	5,123	894,353	27.4%	175	175	894,280	—	—	—
2024	2,581	380,803	11.7%	148	151	388,675	—	—	—
2025	3,446	428,658	13.1%	124	130	446,421	—	—	—
2026	2,904	324,697	10.0%	112	119	346,166	—	—	—
2027	2,488	309,596	9.5%	124	136	337,553	—	—	—
2028	1,130	116,195	3.6%	103	113	127,333	—	—	—
2029	1,626	149,820	4.6%	92	104	169,421	—	—	—
2030	1,314	130,561	4.0%	99	109	143,164	—	—	—
2031	1,132	129,092	4.0%	114	129	145,811	—	—	—
2032	901	100,251	3.1%	111	130	117,396	—	—	—
Thereafter	4,615	228,991	7.0%	50	61	279,960	—	—	—

Total / Wtd. Avg.	32,905	$3,261,673	100.0%	$118	$125	$3,465,196	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2022, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Fourth Quarter 2022

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	65	$370,954	10.2%	8.2
2	IBM	38	132,852	3.6%	2.7
3	Social Content Platform	19	132,830	3.6%	4.9
4	Oracle Corporation	36	129,909	3.6%	4.5
5	Global Cloud Provider	54	125,132	3.4%	3.1
6	Fortune 25 Investment Grade-Rated Company	29	111,130	3.0%	3.9
7	Equinix	19	89,041	2.4%	7.0
8	LinkedIn Corporation	9	85,374	2.3%	2.1
9	Meta Platforms, Inc.	44	67,556	1.9%	4.2
10	Fortune 25 Tech Company	49	65,285	1.8%	3.6
11	Fortune 500 SaaS Provider	15	63,389	1.7%	3.7
12	Cyxtera	15	61,469	1.7%	9.4
13	Social Media Platform	8	61,277	1.7%	8.4
14	Rackspace	24	53,225	1.5%	9.8
15	Lumen Technologies, Inc.	130	51,005	1.4%	10.1
16	JPMorgan Chase & Co.	17	43,223	1.2%	1.8
17	Verizon	101	41,557	1.1%	3.5
18	Comcast Corporation	39	40,821	1.1%	5.0
19	AT&T	76	39,470	1.1%	2.8
20	Zayo	125	35,380	1.0%	1.7
	Total / Weighted Average		$1,800,879	49.3%	5.9

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of December 31, 2022, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2022

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Dec-22	30-Sep-22	IT Load (6)	Count
North America

Northern Virginia	5,577	1,774	124	$579,965	93.8%	91.1%	486.9	25
Chicago	3,428	35	113	318,510	91.7%	91.6%	162.7	10
New York	2,209	73	74	218,473	80.6%	79.9%	55.8	13
Dallas	3,334	327	77	202,787	83.0%	82.3%	111.2	22
Silicon Valley	1,590	—	131	177,354	95.2%	95.2%	94.6	15
Phoenix	796	—	—	67,604	70.0%	68.9%	42.5	2
San Francisco	843	—	—	64,413	65.5%	67.1%	31.5	4
Portland	598	553	—	64,165	97.4%	97.7%	58.5	3
Atlanta	526	31	314	53,939	96.4%	94.1%	7.1	4
Los Angeles	611	11	—	40,190	80.1%	79.0%	16.2	2
Seattle	399	—	—	39,378	79.0%	79.8%	19.5	1
Toronto	367	361	—	31,183	84.5%	83.4%	33.8	2
Boston	437	—	51	18,482	45.9%	46.9%	19.0	3
Houston	393	—	14	13,864	61.6%	70.1%	13.0	6
Miami	226	—	—	8,267	84.2%	83.9%	1.3	2
Austin	86	—	—	7,213	58.6%	58.6%	4.3	1
Minneapolis/St. Paul	329	—	—	7,141	100.0%	100.0%	—	1
Charlotte	95	—	—	5,244	90.0%	89.9%	1.5	3
North America Total/Weighted Average	21,842	3,165	898	$1,918,171	86.3%	85.5%	1,159.4	119

EMEA

London	1,432	64	96	$221,208	65.8%	65.5%	103.9	16
Frankfurt	1,981	1,759	—	205,402	87.9%	86.8%	124.0	29
Amsterdam	1,270	—	92	145,199	79.5%	78.2%	116.8	13
Johannesburg	877	742	—	93,549	71.7%	N/A	48.7	5
Paris	760	937	—	84,074	81.2%	81.2%	60.3	13
Marseille	436	83	38	56,493	81.6%	80.9%	38.6	4
Dublin	475	78	—	52,126	80.8%	79.7%	32.5	9
Vienna	355	133	—	43,826	81.3%	80.1%	25.6	3
Zurich	285	314	—	41,141	81.0%	80.4%	17.0	3
Madrid	220	188	—	37,577	86.4%	83.5%	11.8	4
Cape Town	194	132	—	27,103	78.8%	N/A	11.7	2
Brussels	163	175	—	23,115	76.4%	76.9%	6.7	3
Stockholm	190	116	—	20,694	71.0%	70.1%	14.2	6
Copenhagen	176	149	—	18,035	77.6%	77.3%	8.1	3
Dusseldorf	116	98	—	16,367	61.6%	60.3%	11.0	3
Athens	55	159	—	7,962	87.1%	77.0%	2.2	4
Durban	45	—	—	5,409	73.1%	N/A	1.1	1
Zagreb	22	8	—	2,785	80.8%	79.8%	0.9	1
Nairobi	16	—	—	2,154	72.7%	71.6%	0.5	1
Mombasa	46	—	12	1,168	12.2%	54.2%	2.8	2
Maputo	7	—	—	—	—	—	1.0	1
EMEA Total/Weighted Average	9,120	5,134	239	$1,105,387	78.1%	78.4%	639.3	126

Asia Pacific

Singapore	883	—	—	$196,130	94.0%	93.4%	78.5	3
Sydney	362	—	88	30,653	90.1%	91.4%	22.1	4
Melbourne	147	—	—	14,418	62.3%	62.2%	9.6	2
Seoul	162	—	—	1,049	4.3%	3.1%	12.0	1
Hong Kong	99	186	—	231	0.6%	0.3%	7.5	1
Osaka	—	236	—	—	—	—	—	1
Asia Pacific Total/Weighted Average	1,653	421	88	$242,480	75.9%	79.2%	129.7	12

Non-Data Center Properties	51	—	212	$343	100.0%	83.1%	—	—

Consolidated Portfolio Total/Weighted Average	32,667	8,720	1,437	$3,266,381	83.5%	83.4%	1,928.4	257

Managed Unconsolidated Joint Ventures

Northern Virginia	1,482	—	—	$110,543	100.0%	100.0%	98.7	8
Silicon Valley	414	—	—	25,266	100.0%	100.0%	10.9	4
Hong Kong	186	—	—	20,757	87.4%	87.4%	11.0	1
Toronto	104	—	—	9,398	87.1%	100.0%	6.8	1
Los Angeles	197	—	—	5,207	100.0%	100.0%	—	2
Lagos	4	—	—	907	100.0%	N/A	0.2	1
Abuja	1	—	—	121	73.0%	N/A	0.1	1
Managed Unconsolidated Portfolio Total/Weighted Average	2,389	—	—	$172,198	98.4%	99.0%	127.5	18

Managed Portfolio Total/Weighted Average	35,056	8,720	1,437	$3,438,579	84.5%	84.5%	2,055.9	275

Digital Realty Share Total/Weighted Average (7)	32,905	8,379	1,437	$3,261,673	84.0%	83.7%	1,933.0	—

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,103	301	1,067	$158,890	98.9%	97.4%	95.2	23
Tokyo	1,140	160	—	62,678	71.8%	71.0%	37.5	3
Osaka	409	56	62	61,873	88.5%	95.3%	30.9	3
Queretaro	108	9	391	15,191	100.0%	100.0%	8.0	3
Santiago	96	—	198	12,372	77.9%	77.9%	10.2	3
Rio De Janeiro	99	—	—	11,549	100.0%	100.0%	8.0	2
Fortaleza	94	—	—	10,035	100.0%	100.0%	6.2	1
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Bogota	—	—	197	—	-	-	—	2
Non-Managed Portfolio Total/Weighted Average	3,100	526	1,914	$340,356	87.1%	87.0%	204.9	41

Portfolio Total/Weighted Average	38,156	9,245	3,351	$3,778,935	84.7%	84.7%	2,260.8	316

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 25).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 28).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2022, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2022

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Northern Virginia (5)	5	1,116	$172,437	$150,728	$323,165	6	658	78,000	$237,300	$528,020	$765,320	79.5%	3Q23		7	1,774	$409,738	$678,747	$1,088,485
Portland	1	276	81,859	10,795	92,654	1	276	32,000	154,081	174,314	328,395	100.0%	3Q23		1	553	235,940	185,109	421,049
Dallas	2	164	9,761	85,210	94,972	2	164	16,000	9,765	313,722	323,487	100.0%	2Q24		2	327	19,526	398,932	418,459
Toronto	1	131	19,637	36,387	56,023	1	230	14,000	64,690	86,769	151,459	100.0%	3Q23		1	361	84,327	123,156	207,483
New York	—	—	—	—	—	2	73	6,000	27,419	78,139	105,558	40.0%	4Q23		2	73	27,419	78,139	105,558
Other	—	—	—	—	—	3	77	7,200	60,156	54,386	114,542	42.5%	1Q23-1Q24		3	77	60,156	54,386	114,542
North America	9	1,688	$283,694	$283,120	$566,814	15	1,477	153,200	$553,412	$1,235,350	$1,788,761	84.5%		8.1%	16	3,165	$837,106	$1,518,469	$2,355,575

Frankfurt	5	1,054	$184,762	$172,856	$357,618	4	705	61,560	$333,446	$581,153	$914,599	83.5%	3Q24		8	1,759	$518,208	$754,010	$1,272,217
Paris	1	62	14,147	24,497	38,644	5	875	83,600	380,334	734,094	1,114,428	24.8%	2Q24		5	937	394,482	758,591	1,153,073
Zurich	—	—	—	—	—	1	314	25,468	263,899	172,023	435,922	74.7%	4Q23		1	314	263,899	172,023	435,922
Brussels	—	—	—	—	—	2	175	15,050	108,120	91,399	199,519	26.6%	3Q23		2	175	108,120	91,399	199,519
Vienna	1	67	13,471	51,572	65,042	1	67	5,000	13,877	80,639	94,517	—	3Q24		1	133	27,348	132,211	159,559
Other	5	694	117,700	85,682	203,382	13	1,122	85,664	469,033	377,926	846,959	35.1%	1Q23-4Q24		14	1,816	586,733	463,609	1,050,341
EMEA	12	1,876	$330,080	$334,607	$664,687	26	3,257	276,342	$1,568,709	$2,037,235	$3,605,945	45.3%		10.8%	31	5,134	$1,898,788	$2,371,844	$4,270,632

Osaka	1	168	$45,414	$31,071	$76,486	1	67	6,000	$57,940	$26,872	$84,812	—	2Q23		1	236	$103,354	$57,943	$161,298
Hong Kong	1	186	34,737	841	35,578	—	—	—	—	—	—	—			1	186	34,737	841	35,578
Asia Pacific	2	354	$80,152	$31,912	$112,064	1	67	6,000	$57,940	$26,872	$84,812	—		9.8%	2	421	$138,092	$58,784	$196,876

Total	23	3,918	$693,926	$649,640	$1,343,565	42	4,802	435,542	$2,180,060	$3,299,457	$5,479,517	58.5%		9.9%	49	8,720	$2,873,986	$3,949,097	$6,823,083

(1)	Represents costs incurred through December 31, 2022.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	Northern Virginia includes 263 thousand square feet of pre-leased Base Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars (except per square foot data) and Square Feet in Thousands	Fourth Quarter 2022

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	37.6	$118,452	—	$118,452
Development Construction in Progress
Land - Current Development (1)	N/A	804.8	$1,118,954	—	$1,118,954
Space Held for Development (1)	1,437	N/A	245,483	—	245,483	$171
Base Building Construction (2)	3,918	N/A	693,926	$649,640	1,343,565	343
Data Center Construction	4,802	N/A	2,180,060	3,299,457	5,479,517	1,141
Equipment Pool & Other Inventory (3)	N/A	N/A	32,409	—	32,409
Campus, Tenant Improvements & Other (4)	N/A	N/A	518,302	169,756	688,058
Total Development Construction in Progress	10,156	804.8	$4,789,134	$4,118,853	$8,907,987

Enhancement & Other			$14,788	$15,778	$30,566
Recurring			18,959	31,603	50,562
Total Construction in Progress		842.3	$4,941,333	$4,166,234	$9,107,566

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of December 31, 2022 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $402.8 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through December 31, 2022. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2022

	Three Months Ended					Twelve Months Ended
	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21	31-Dec-22	31-Dec-21

Non-Recurring Capital Expenditures (1)

Development	$730,341	$583,198	$466,304	$430,947	$648,615	$2,210,790	$2,176,203

Enhancements and Other Non-Recurring	2,023	1,571	3,310	5,387	2,241	12,291	2,812

Total Non-Recurring Capital Expenditures	$732,364	$584,769	$469,614	$436,334	$650,856	$2,223,081	$2,179,015

Recurring Capital Expenditures (2)	$109,999	$66,200	$43,497	$46,770	$87,550	$266,466	$217,103

Total Direct Capital Expenditures	$842,363	$650,969	$513,111	$483,104	$738,406	$2,489,547	$2,396,118

Indirect Capital Expenditures

Capitalized Interest	$24,581	$17,304	$14,131	$14,751	$15,328	$70,767	$53,462

Capitalized Overhead	22,632	21,583	21,051	20,879	18,963	86,145	71,192

Total Indirect Capital Expenditures	$47,213	$38,887	$35,182	$35,630	$34,291	$156,912	$124,654

Total Improvements to and Advances for Investment in Real Estate	$889,576	$689,856	$548,293	$518,734	$772,697	$2,646,459	$2,520,772

Consolidated Portfolio Net Rentable Square Feet (3)	32,905	32,170	32,396	31,551	31,458	32,905	31,458

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2022

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	314	$25,713
Boston	—	—	—	—	1	51	23,623
Chicago	1	1.4	—	$27,139	6	326	41,778
Dallas	2	60.4	—	39,633	3	77	10,172
Houston	—	—	—	—	1	14	2,726
New York	1	21.5	—	44,563	4	74	17,050
Northern Virginia	5	541.5	—	498,434	5	124	2,128
Silicon Valley	1	13.0	—	74,268	1	131	14,499
North America	10	637.8	—	$684,037	22	1,110	$137,688

Amsterdam	1	4.4	—	$40,897	2	92	$33,829
Barcelona	1	2.4	—	14,619	—	—	—
Cape Town	1	4.7	—	2,976	—	—	—
Crete	1	1.2	—	2,005	—	—	—
Dublin	2	5.0	—	16,508	—	—	—
Frankfurt	2	26.6	—	187,744	—	—	—
Johannesburg	1	7.2	—	12,939	—	—	—
London	1	6.7	$15,520	—	3	96	28,412
Madrid	1	1.8	18,806	—	—	—	—
Marseille	—	—	—	—	1	38	—
Mombasa	—	—	—	—	1	12	2,133
Nairobi	1	5.0	—	4,817	—	—	—
Paris	2	47.8	—	24,578	—	—	—
Rome	1	55.1	—	23,399	—	—	—
Zagreb	1	6.5	9,500	—	—	—	—
Zurich	1	2.6	—	26,676	—	—	—
EMEA	17	177.0	$43,827	$357,159	7	239	$64,374

Melbourne	1	4.1	$4,107	—	—	—	—
Seoul	1	4.9	—	$77,758	—	—	—
Sydney	1	18.5	70,518	—	1	88	$43,422
Asia Pacific	3	27.5	$74,625	$77,758	1	88	$43,422

Consolidated Portfolio	30	842.3	$118,452	$1,118,954	30	1,437	$245,483

(1)	Represents locations acquired to support ground-up development.
(2)	Represents costs incurred through December 31, 2022. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2022

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
1122 Alma	Land and Building	Richardson, Texas	10/7/2022	$24,400	—	—	—	—	—
Dugny Land (5)(6)	Land and Building	Paris, France	10/11/2022	36,639	—	—	—	—	—
Zagreb Land (ZAG2) (5)	Land	Zagreb, Croatia	11/16/2022	8,500	—	—	—	—	—
Rome Land (ROM1) (5)	Land	Rome, Italy	12/22/2022	21,217	—	—	—	—	—
Accra Land (7)	Land	Accra, Ghana	12/28/2022	870	—	—	—	—	—
Total	—	—	—	$91,626	—	—	—	—	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Wilhelm-Fay-Straße 15 and 24 (5)	Disposition of 25% of interest in facility	Frankfurt	12/13/2022	$150,000	4.3%	—	—	—	—
Total	—	—	—	$150,000	4.3%	—	—	—	—

Closed Joint Venture Contributions:

Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable, before contractual adjustments, transaction expenses, and taxes.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under active development and space held for development.
(5)	Assumes EUR to USD exchange rate of 1.0705x as of December 30, 2022.
(6)	Ground lease with an estimated total cost of $36.6 million.
(7)	Represents DLR’s 60% share of the Medallion joint venture.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2022

Summary Balance Sheet -	As of December 31, 2022
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Undepreciated book value of operating real estate	$1,349,653	$1,203,583	$1,354,520	$185,242	$783,381	$511,679	$5,388,058
Accumulated depreciation & amortization	(286,319)	(108,421)	(38,438)	(60,168)	(132,836)	(24,888)	(651,070)
Net Book Value of Operating Real Estate	$1,063,334	$1,095,162	$1,316,082	$125,074	$650,545	$486,792	$4,736,988
Cash	94,169	183,579	25,241	14,267	31,757	23,912	372,925
Other assets	1,253,342	163,194	261,402	8,982	178,989	102,575	1,968,484
Total Assets	$2,410,845	$1,441,935	$1,602,725	$148,323	$861,290	$613,279	$7,078,398

Debt	977,976	329,486	495,034	—	—	134,074	1,936,570
Other liabilities	231,876	165,908	56,054	10,681	22,289	87,604	574,412
Equity / (deficit)	1,200,994	946,541	1,051,637	137,643	839,001	391,601	4,567,417
Total Liabilities and Equity	$2,410,845	$1,441,935	$1,602,725	$148,323	$861,290	$613,279	$7,078,398

Digital Realty's ownership percentage	49% (3)	50%	42% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$498,768	$164,743	$207,030	—	—	$38,240	$908,781

Summary Statement of Operations -	Three Months Ended December 31, 2022
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Total revenues	$68,977	$49,184	$27,256	$6,364	$32,681	$10,740	$195,202
Operating expenses	(26,660)	(27,712)	(10,607)	(2,878)	(14,920)	(5,611)	(88,388)
Net Operating Income (NOI)	$42,317	$21,472	$16,649	$3,486	$17,760	$5,129	$106,814

Straight-line rent	—	(2,864)	(395)	171	(366)	(229)	(3,683)
Above and below market rent	—	—	(920)	—	178	—	(742)
Cash Net Operating Income (NOI)	$42,317	$18,608	$15,334	$3,658	$17,573	$4,900	$102,389

Interest expense	($13,353)	($639)	($3,930)	($0)	$0	($3,807)	($21,729)
Depreciation & amortization	(32,224)	(11,462)	(16,418)	(2,127)	(17,431)	(1,566)	(81,227)
Other income / (expense)	(84,506)	(2,469)	(1,884)	(499)	(1,275)	(2,097)	(92,730)
FX remeasurement on USD debt	33,470	—	(2,342)	—	—	—	31,128
Total Non-Operating Expenses	($96,612)	($14,570)	($24,574)	($2,627)	($18,706)	($7,470)	($164,557)

Net Income / (Loss)	($54,294)	$6,903	($7,925)	$859	($945)	($2,342)	($57,743)

Digital Realty's ownership percentage	49% (3)	50%	42% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$21,582	$10,736	$6,963	$1,743	$3,552	$1,412	$45,988

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$21,582	$9,304	$6,413	$1,829	$3,515	$488	$43,131

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($27,583)	$3,451	($2,951)	$431	($189)	($1,271)	($28,112)

Digital Realty's Pro Rata Share of Core FFO (5)	($28,158)	$9,182	$4,781	$1,494	$3,297	($394)	($9,797)

Digital Realty's Fee Income from Joint Ventures	—	$166	$4,161	$164	$771	$96	$5,357

(1)	Formerly known as 33 Chun Choi Street.
(2)	Includes Medallion, Clise, Colovore, Menlo, Starwood, Walsh, and BAM Digital Realty joint ventures.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	As of December 31, 2022, Digital Realty owns approximately 35% of Digital Core REIT and separately owns a 10% retained interest in the underlying North American operating properties, and a 75% retained interest in the underlying German operating property.
(5)	For a definition of Core FFO, see page 32.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Fourth Quarter 2022

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21

Net (Loss) / Income Available to Common Stockholders	($6,093)	$226,894	$53,245	$63,101	$1,057,630
Interest	86,882	76,502	69,023	66,725	71,762
Loss from early extinguishment of debt	—	—	—	51,135	325
Income tax expense (benefit)	(17,676)	19,576	16,406	13,244	3,961
Depreciation & amortization	430,130	388,704	376,967	382,132	378,883
EBITDA	$493,244	$711,676	$515,642	$576,337	$1,512,561
Unconsolidated JV real estate related depreciation & amortization	33,927	30,831	29,023	29,319	24,146
Unconsolidated JV interest expense and tax expense	53,481	11,948	6,708	21,111	15,222
Severance, equity acceleration, and legal expenses	15,980	1,655	3,786	2,077	1,003
Transaction and integration expenses	17,350	25,862	13,586	11,968	12,427
(Gain) / loss on sale of investments	6	(173,990)	—	(2,770)	(1,047,011)
Impairment of investments in real estate	3,000	—	—	—	18,291
Other non-core adjustments, net	15,127	(94)	31,633	(48,858)	14,307
Non-controlling interests	(3,326)	1,716	436	3,629	22,587
Preferred stock dividends, including undeclared dividends	10,181	10,181	10,181	10,181	10,181
(Gain on) / Issuance costs associated with redeemed preferred stock	—	—	—	—	—
Adjusted EBITDA	$638,969	$619,786	$610,994	$602,994	$583,713

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	31-Dec-22	30-Sep-22	30-Jun-22	31-Mar-22	31-Dec-21

Total GAAP interest expense	$86,882	$76,502	$69,023	$66,725	$71,762
Capitalized interest	24,581	17,304	14,131	14,751	15,328
Change in accrued interest and other non-cash amounts	(67,909)	31,860	(43,952)	52,324	(37,974)
Cash Interest Expense (2)	$43,554	$125,666	$39,202	$133,800	$49,116

Preferred dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (3)	$121,644	$103,987	$93,335	$91,657	$97,271

Coverage
Interest coverage ratio (4)	5.3x	6.1x	6.6x	6.1x	6.0x
Cash interest coverage ratio (5)	11.9x	4.6x	12.6x	4.0x	9.8x
Fixed charge coverage ratio (6)	4.9x	5.5x	6.0x	5.5x	5.4x
Cash fixed charge coverage ratio (7)	10.0x	4.3x	10.4x	3.7x	8.3x

Leverage
Debt to total enterprise value (8) (9)	35.2%	34.5%	27.1%	25.5%	20.5%
Debt plus preferred stock to total enterprise value (10)	36.8%	36.2%	28.5%	26.8%	21.7%
Pre-tax income to interest expense (11)	1.0x	4.1x	1.9x	2.2x	16.2x
Net Debt to Adjusted EBITDA (12)	6.9x	6.7x	6.2x	6.3x	6.1x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, and preferred dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2022

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2022

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended December 31, 2022, GAAP interest expense was $87 million, capitalized interest was $25 million and scheduled debt principal payments and preferred dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Twelve Months Ended
(in thousands)	31-Dec-22	30-Sep-22	31-Dec-21	31-Dec-22	31-Dec-21

Operating income	$120,981	$157,381	$131,498	$589,969	$694,009

Fee income	(7,508)	(6,169)	(4,133)	(24,506)	(13,442)
Other income	(168)	(1,749)	(200)	(4,645)	(19,401)
Depreciation and amortization	430,130	388,704	378,883	1,577,933	1,486,632
General and administrative	104,451	95,792	103,705	398,669	393,311
Severance, equity acceleration, and legal expenses	15,980	1,655	1,003	23,498	7,343
Transaction expenses	17,350	25,862	12,427	68,766	47,426
Other expenses	3,615	1,096	(1)	12,438	2,550

Net Operating Income	$687,830	$662,572	$641,472	$2,645,122	$2,616,720

Cash Net Operating Income (Cash NOI)

Net Operating Income	$687,830	$662,572	$641,472	$2,645,122	$2,616,720

Straight-line rental revenue	(32,226)	(17,505)	(16,345)	(70,394)	(64,107)
Straight-line rental expense	(680)	2,499	5,453	2,857	27,050
Above- and below-market rent amortization	(762)	(465)	910	(696)	6,069

Cash Net Operating Income	$654,163	$647,101	$631,490	$2,576,887	$2,585,732

Constant Currency CFFO Reconciliation	Three Months Ended			Twelve Months Ended
(in thousands)	31-Dec-22	30-Sep-22	31-Dec-21	31-Dec-22	31-Dec-21

Core FFO (1)	$487,638		$486,525	$1,959,444	$1,893,590
Core FFO impact of holding '21 Exchange Rates Constant (2)	16,867		—	62,128	—

Constant Currency Core FFO	$504,505		$486,525	$2,021,572	$1,893,590
Weighted-average shares and units outstanding - diluted	295,519		290,893	292,528	289,912
Constant Currency CFFO Per Share	$1.71		$1.67	$6.91	$6.53

1)	As reconciled to net income on page 13.
2)	Adjustment calculated by holding currency translation rates for 2022 constant with average currency translation rates that were applicable to the same periods in 2021.

Forward-Looking Statements	Financial Supplement
Fourth Quarter 2022

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO and net income, 2023 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2021 and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, and PlatformDIGITAL, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.